UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2017

Commercial Metals Company

(Exact name of registrant as specified in its charter)

Delaware	1-4304	75-0725338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

(214) 689-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Amendments to Credit Agreement

On June 23, 2017, Commercial Metals Company (the “Company”) and CMC International Finance S.à R.L., its wholly owned subsidiary, entered into a Second Amendment (the “Second Amendment”) to the Fourth Amended and Restated Credit Agreement (as amended, the “Credit Agreement”) with Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, the lenders from time to time party thereto, Wells Fargo Bank, National Association, Citibank, N.A. and PNC Bank, National Association as Co-Syndication Agents, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Bank, National Association, PNC Bank, National Association and Citibank, N.A. as Joint Lead Arrangers and Joint Book Managers.

The Second Amendment amends the Credit Agreement to, among other things, (i) provide for a coterminous delayed draw term loan in the maximum principal amount of $150.0 million (the “Term Loan”), (ii) extend the maturity date of the Credit Agreement to June 23, 2022, (iii) provide that, with bank approval and subject to the satisfaction of certain conditions, the Company may increase the Revolving Credit Facility (as defined in the Credit Agreement) and/or establish a new term loan in an amount (in the aggregate) not exceeding $250.0 million and (iv) make certain other changes to the lender syndicate.

The Term Loan will mature on June 23, 2022 and generally will bear interest on the same terms and conditions of the revolving credit facility under the Credit Agreement. The Term Loan will be jointly and severally guaranteed by all of the Company’s subsidiaries that guarantee its indebtedness under the Credit Agreement and will be secured by first-priority liens on the Company’s U.S. inventory and the Company’s U.S. receivables originated by its steel fabricating business.

As provided in the Credit Agreement, to the extent the Term Loan is not repaid earlier, the Company will be required to make principal payments on the Term Loan in quarterly installments in an amount equal to 1.25% of the original drawn principal amount after giving effect to any prior payments or prepayments. Such principal payments will be due on the last business day of each of the Company’s fiscal quarters following the funding date of the Term Loan for the life of the Term Loan. The proceeds of the Term Loan are to be used for general corporate purposes, including, without limitation, funding the partial repayment of the Company’s outstanding 6.500% Senior Notes due 2017 (the “2017 Notes”) and the Company’s 7.350% Senior Notes due 2018. The Company currently anticipates drawing on the Term Loan to, in part, partially repay the 2017 Notes, of which there are $300.0 million aggregate principal amount outstanding.

In addition, on June 23, 2017, we entered into a Third Amendment (the “Third Amendment”) to the Credit Agreement to, among other things, permit the Company’s previously announced plan to exit its International Marketing and Distribution Segment (the “Exit Plan”) and its disposition of its raw materials trading division (“CMC Cometals”) pursuant to an Interest Purchase Agreement with Traxys North America LLC and Traxys Europe S.A., which are affiliates of The Carlyle Group, as well as the Company’s plan to pursue a sale of its CMC Cometals Steel division and a restructuring and sale of its remaining trading operations located in Asia and Australia (collectively, the “Other M&D Entities”).

The foregoing description of the Second Amendment and the Third Amendment does not purport to be complete and is qualified in its entirety by the Second Amendment and the Third Amendment, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Receivables Agreements Amendment

On June 23, 2017, the Company entered into an Omnibus Amendment No. 3 (the “Omnibus Amendment”) to (i) its Receivables Sale Agreement, dated April 5, 2011, by and among the Company, CMC Receivables, Inc. and several of the Company’s subsidiaries, (ii) its Receivables Purchase Agreement, dated April 5, 2011, by and among the Company, CMC Receivables, Inc., certain purchasers named therein and Wells Fargo Bank, N.A., as administrative agent for the purchasers, and (iii) its associated Performance Undertaking, dated April 5, 2011, executed by the Company in favor of CMC Receivables, Inc. (collectively, the “Receivables Agreements”). The Omnibus Amendment amended the Receivables Agreements to, among other things, permit the transactions contemplated by the Exit Plan, including, without limitation, the disposition of CMC Cometals and the Other M&D Entities.

The foregoing description of the Omnibus Amendment does not purport to be complete and is qualified in its entirety by the Omnibus Amendment, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Intercreditor Agreement

On June 23, 2017, the Company entered into an Intercreditor Agreement between Wells Fargo Bank, N.A., in its capacity as administrative agent (the “Securitization Agent”) under the Receivables Agreements, and Bank of America, N.A., in its capacity as administrative agent (the “Bank Agent”) under the Credit Agreement (the “Intercreditor Agreement”). The Intercreditor Agreement governs the relationship between the Securitization Agent and the Bank Agent and their rights and duties with respect to certain collateral of the respective parties.

The foregoing description of the Intercreditor Agreement does not purport to be complete and is qualified in its entirety by reference to the Intercreditor Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Section 8 – Other Events

Item 8.01	Other Events.

Unaudited pro forma condensed consolidated financial information of the Company to show the effects of the sale of CMC Cometals and other probable dispositions of the Other M&D Entities is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The unaudited pro forma condensed consolidated financial information gives effect to certain pro forma events described therein and has been presented for informational purposes only. It does not purport to project the future financial position or operating results of the Company.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The following unaudited pro forma condensed consolidated financial information of the Company to show the effects of the sale of CMC Cometals and other probable dispositions of the Other M&D Entities is attached hereto as Exhibit 99.1 and is incorporated herein by reference:

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of February 28, 2017; and

•	Unaudited Pro Forma Consolidated Statement of Operations as of and for the years ended August 31, 2016, 2015 and 2014 and as of and for the six months ended February 28, 2017 and February 29, 2016.

(d) Exhibits.

Exhibit No.	Description

10.1	Second Amendment to the Fourth Amended and Restated Credit Agreement, dated June 23, 2017, by and among Commercial Metals Company, CMC International Finance, S.à R.L., the lenders party thereto and Bank of America, N.A., as administrative agent.

10.2	Third Amendment to the Fourth Amended and Restated Credit Agreement, dated June 23, 2017, by and among Commercial Metals Company, CMC International Finance, S.à R.L., the lenders party thereto and Bank of America, N.A., as administrative agent.

10.3	Omnibus Amendment No. 3 (Amendment No. 4 to Receivables Sale Agreement, Amendment No. 6 to Receivables Purchase Agreement and Amendment No. 4 to Performance Undertaking), dated June 23, 2017, by and among the Company, as servicer and provider of the Performance Undertaking, certain subsidiaries of the Company parties thereto, as originators, CMC Receivables, Inc., the conduit purchasers party thereto, the committed purchasers party thereto, Coöperatieve Rabobank U.A., in its capacity as administrator of the funding group, and Wells Fargo Bank, N.A., as administrative agent for the purchasers party thereto.

10.4	Intercreditor Agreement, dated June 23, 2017, by and among Commercial Metals Company, Wells Fargo Bank, N.A., as securitization agent, and Bank of America, N.A., as bank agent.

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY

Date: June 23, 2017	By:	/s/ Mary Lindsey
	Name:	Mary Lindsey
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to the Fourth Amended and Restated Credit Agreement, dated June 23, 2017, by and among Commercial Metals Company, CMC International Finance, S.à R.L., the lenders party thereto and Bank of America, N.A., as administrative agent.

10.2	Third Amendment to the Fourth Amended and Restated Credit Agreement, dated June 23, 2017, by and among Commercial Metals Company, CMC International Finance, S.à R.L., the lenders party thereto and Bank of America, N.A., as administrative agent.

10.3	Omnibus Amendment No. 3 (Amendment No. 4 to Receivables Sale Agreement, Amendment No. 6 to Receivables Purchase Agreement and Amendment No. 4 to Performance Undertaking), dated June 23, 2017, by and among the Company, as servicer and provider of the Performance Undertaking, certain subsidiaries of the Company parties thereto, as originators, CMC Receivables, Inc., the conduit purchasers party thereto, the committed purchasers party thereto, Coöperatieve Rabobank U.A., in its capacity as administrator of the funding group, and Wells Fargo Bank, N.A., as administrative agent for the purchasers party thereto.

10.4	Intercreditor Agreement, dated June 23, 2017, by and among Commercial Metals Company, Wells Fargo Bank, N.A., as securitization agent, and Bank of America, N.A., as bank agent.

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information.